Exhibit 99.2


                       UNOCAL FOURTH QUARTER 2004 SUMMARY
          For a reconciliation of adjusted after-tax earnings refer to the Earnings Release and Tables titled "Net Earnings and
              Adjusted After -Tax Earnings by Business Segment" and
                  "Adjusted After-Tax Earnings Reconciliation"

                                                         Million
Total Reported Fourth Quarter 2004 Net  Earnings         $   268    $1.00/ Share
--------------------------------------------------------------------------------

Special Items
         Gain on Sale of Assets                              (17)
         Income Tax Settlements                              (15)
         Environmental & Litigation & Other                   56
         O.I.L. Insurance Adjustment                          21

Fourth Quarter 2004 Adjusted Earnings                    $   313    $1.17/ Share
--------------------------------------------------------------------------------

Mean Analyst estimate dated January 24, 2005                        $1.17/ Share
--------------------------------------------------------------------------------

Variance Explanations to;                              $ Million
Third Quarter 2004 Adjusted Earnings                         294     $1.09/Share
    North America
         United States                                       (22)
         Higher:  Dry Holes (34), Impairments (8)
         Lower Volumes (3), Higher Prices: Liq. +10, Gas +13

         Canada                                               (1)
         Higher Dry Holes (4), Higher Gas Price +3

    International E&P                                         (2)
         Higher OpEx  (15) Income Tax (27), Higher Expl. (8)
         Higher Production Vol. +21, Timing of Crude Lifting +11
         Higher Prices +17, Other (1)

    Midstream & Marketing                                     14
         Higher Gas Storage & P/L Results +11
         Higher Marketing Margins 3

    Geothermal                                                19
         Impairment in 3Q & Other +15, improved Results +4

    Corporate & Other                                         11
         Lower Net Interest +6, All Other +5

Fourth Quarter 2004 Adjusted Earnings                    $   313    $1.17/ Share
--------------------------------------------------------------------------------